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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                          _______________________

                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of l934

                     Date of Report:   August 16, 1996
                     (Date of earliest event reported)

                          _______________________


                        FEDERAL EXPRESS CORPORATION
          (Exact name of registrant as specified in its charter)


                                 Delaware
                         (State of Incorporation)


                  1-7806                      7l-0427007
         (Commission File Number)   (IRS Employer Identification No.)


              2005 Corporate Avenue, Memphis, Tennessee 38l32
                 (Address of principal executive offices)


                              (901) 369-3600
           (Registrant's Telephone Number, including area code)


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ITEM 5.  OTHER EVENTS
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          In its Current Reports on Form 8-K dated April 30, 1996 and June
7, 1996, Federal Express Corporation (the "Company" and the "Registrant") reported the filing by customers of the Company of three separate class-action lawsuits generally alleging that the Company has breached its contract with the plaintiffs in transporting packages shipped by them by continuing to collect a 6.25% federal excise tax on the transportation of property shipped by air after the tax expired on December 31, 1995.

          A fourth class-action lawsuit was filed against the Company on August 16, 1996 in the Circuit Court of Greene County, Alabama. This lawsuit contains allegations substantially similar to the first three lawsuits and alleges that the Company has obtained a benefit in excess of $30,000,000 at the expense of the plaintiffs. Like the first three cases, the plaintiffs seek certification as a class action, damages, and an award of attorneys fees and costs. The plaintiffs in the Alabama case also seek punitive damages against the Company and prejudgment interest. A conditional order granting nationwide class-action status has been issued by Circuit Court in the Alabama case.

          During June 1996, the Company reached an agreement with the plaintiffs in the first three lawsuits to consolidate them in the United States District Court for the District of Minnesota. The plaintiffs in these cases are in the process of filing the necessary motions to accomplish this consolidation.

          On August 20, 1996, President Clinton signed legislation reenacting the 6.25% federal excise tax on the transportation of property shipped by air effective August 27, 1996.

          The Company intends to vigorously defend itself in these cases. No amount has been reserved for these contingencies.


                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FEDERAL EXPRESS CORPORATION



                                    By:   /s/ JAMES S. HUDSON
                                       _______________________________
                                        James S. Hudson
                                        Vice President & Controller
                                        (principal accounting officer)


Dated:  August 28, 1996